EXHIBIT 99B.2
SELECTED FINANCIAL DATA                         U S WEST MEDIA GROUP
(UNAUDITED)


                       Quarter Ended              Year Ended
                        December 31,              December 31,
                              1996       %              1996       %
In millions           1997  Pro forma  Change   1997    Pro forma Change
------------------------------------------------------------------------

Consolidated Revenues
  Cable & broadband
    Domestic         $  602    $  546   10.3     2,323  $2,125      9.3
    Int'l                 4         6  (33.3)       18       6       -
  Wireless
    Domestic            357       314   13.7     1,428   1,183     20.7
  Directory &
   info. svcs.
    Domestic            318       294    8.2     1,197   1,120      6.9
    Int'l                 -        57      -        48     139    (65.5)
  Corp. & Other           8         7   14.3        29      19     52.6
                   ------------------        ------------------
      Total          $1,289    $1,224    5.3    $5,043  $4,592      9.8
                   ==================        ==================

Consolidated EBITDA
  Cable & broadband
    Domestic         $  239    $  209   14.4    $  930  $  892      4.3
    Int'l                (4)       (4)     -        (6)     (4)    50.0
  Wireless
    Domestic             98        83   18.1       533     390     36.7
    Int'l                (1)       (2) (50.0)      (11)     (2)       -
  Directory &
   info. svcs.
    Domestic            164       139   18.0       586     488     20.1
    Int'l                 -        13      -        (4)     14        -
  Corp. & Other         (43)      (46)  (6.5)     (138)   (145)    (4.8)
                   ------------------        ------------------
      Total          $  453    $  392   15.6    $1,890  $1,633     15.7
                   ==================        ==================



The 1996 amounts are pro forma as if the Continental Cablevision merger occurred January 1, 1996.